Exhibit 5.1

BELL, BOYD & LLOYD LLC

70 West Madison Street, suite 3100

Chicago, Illinois 60602-4207

312.372.1121 • Fax 312.827.8000

December 6, 2006

Hecla Mining Company

6500 North Mineral Drive

Suite 200

Coeur d’Alene, Idaho 83815-9408

Hecla Mining Company

Registration Statement on Form S-4, as amended (Registration Statement No. 333-130682)

Ladies and Gentlemen:

We have acted as securities counsel to Hecla Mining Company, a Delaware corporation (the “Company”), in connection with the filing by the Company of Post-Effective Amendment No. 1 (the “Amendment”) to the above-referenced registration statement on Form S-4 originally filed by Hecla Limited (formerly named Hecla Mining Company, the “Predecessor”), reflecting the merger (the “Merger”) of Hecla Merger Sub, Inc., a Delaware corporation (“Merger Sub”) into the Predecessor in order to adopt a holding company organizational structure pursuant to Section 251(g) of the Delaware General Corporation Law, as amended (“DGCL”), without a vote of stockholders. Prior to the Merger, the Company was a direct, wholly-owned subsidiary of Predecessor and Merger Sub was a direct, wholly-owned subsidiary of the Company. In the Merger, Merger Sub merged with and into Predecessor with Predecessor continuing as the surviving corporation. The Company and Merger Sub were organized for the sole purpose of implementing the holding company structure.

In accordance with the terms of the Merger Agreement, each outstanding share of Predecessor’s common stock, par value $0.25 per share (the “Predecessor Common Stock”), was converted into one share of common stock, par value $0.25 per share of the Company (the “Registrant Common Stock”) and each outstanding share of Predecessor’s preferred stock, par value $0.25 per share (the “Predecessor Preferred Stock”), was converted into one share of preferred stock, par value $0.25 per share of the Company (the “Registrant Preferred Stock”). As a result of the Merger, each stockholder of Predecessor became a holder of Registrant Common Stock and/or Registrant Preferred Stock, evidencing the same proportional interests in the Company and having the same designations, rights, powers and preferences and qualifications, limitations and restrictions as those securities that such stockholder held in Predecessor. In accordance with the No-Action Letter the Company received from the staff of the Securities and Exchange Commission dated October 31, 2006, the conversion of the Predecessor Common Stock into Registrant Common Stock and the conversion of the Predecessor Preferred Stock pursuant to the Merger Agreement will result in the Company being

Hecla Mining Company

December 6, 2006

the successor registrant to Predecessor under the Securities Act of 1933 and the Securities Exchange Act of 1934. The above-referenced registration statement, as amended by the Amendment (the “Registration Statement”), relates to the issuance from time to time in the future in connection with the acquisition by the Company of other businesses, assets, properties, or securities in business combination transactions in accordance with Rule 415(a)(1)(viii) of Regulation C under the Act (as defined below) or otherwise under Rule 415, of such indeterminate number or amount of (a) common stock, $0.25 par value per share (the “Common Shares”) and (b) warrants (“Warrants”) to purchase Common Shares of the Company (collectively, the “Securities”), which Securities the Company has registered in such number or amount as is authorized and reserved by resolutions of the Board of Directors of the Company, as they may be amended from time to time (but not to exceed an aggregate issuance price of $175,000,000) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “Commission”).

For the purpose of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of only the following documents: (a) Certificate of Incorporation and all Certificates of Amendment, Certificates of Designation, Certificates of Merger, Certificates of Correction, and Certificates of Ownership of the Company and the Predecessor filed with the Secretary of State of the State of Delaware through the date of this opinion (collectively, the “Certificate of Incorporation”), (b) the bylaws of the Company and the Predecessor, as amended, (c) pertinent resolutions of the Board of Directors and committees thereof of the Company and the Predecessor, (d) a certificate or certificates of the Secretary of State of the State of Delaware, (e) certificates or letters of the Company and the Predecessor and others, including a certification that the Company has reserved or shall reserve such number of authorized and unissued Common Shares for issuance pursuant to the Registration Statement sufficient to issue the Securities not yet issued, and (f) such other documents as we have deemed necessary as a basis for the opinions set forth herein. As to questions of fact material to this opinion, we have relied, to the extent we deemed such reliance appropriate, without investigation, on the documents referred to above.

In connection with this opinion, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; (v) each person signing in a representative capacity any document reviewed by us had authority to sign in such capacity; (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), relating to the Securities has or will have become effective under the Act, and no order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose are pending before or contemplated by the Commission; (vii) the Securities have been or will be issued and sold in compliance with applicable federal and state

Hecla Mining Company

December 6, 2006

securities laws and in the manner stated in the Registration Statement; (viii) a definitive purchase, merger, exchange, or similar agreement with respect to the Securities has been or will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ix) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby; and (x) the number of Common Shares issued under the Registration Statement shall be less than the number of authorized shares of common stock of the Company, less the number of such authorized shares outstanding or otherwise reserved for issuance.

Based upon the foregoing, we are of the opinion that:

1.            When (i) the Board of Directors of the Company or, to the extent permitted by the DGCL, a duly constituted and acting committee thereof (such Board of Directors or committee being referred to herein as the “Board”) has taken all necessary corporate action to approve the issuance of and the terms of the offering of the Common Shares and related matters; (ii) the terms of the issuance and sale of the Common Shares have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; and (iii) the Common Shares have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Registration Statement and in accordance with the applicable definitive purchase, merger, exchange, or similar agreement approved by the Board and upon payment therefor in accordance with such agreement, the Common Shares will, upon such issuance, constitute legally issued, fully paid, and nonassessable shares of common stock, $0.25 par value, of the Company.

2.            When (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters so as not to violate any applicable law or result in a default or breach of any agreement or instrument binding upon the Company, including the Certificate of Incorporation, and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (ii) the warrant agreement relating to the Warrants has been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the applicable definitive purchase, merger, exchange, or similar agreement approved by the Board upon payment of the consideration therefore provided for therein, the Warrants will be duly authorized and validly issued.

The opinion and other matters in this letter are qualified in their entirety by, and subject to, the following:

Hecla Mining Company

December 6, 2006

i.             We express no opinion as to the laws of any jurisdiction other than the Included Laws. For purposes of this opinion, the term “Included Laws” means the Laws of the State of Delaware that are, in our experience, normally applicable to the matters covered by our opinion, including the DGCL, any applicable provisions of the Constitution of the State of Delaware, and applicable judicial decisions. We do not express any opinions as to any other laws or the laws of any other jurisdiction.

ii.           The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles.

iii.          This letter and the matters addressed herein are as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or entity, including governmental authorities (each such person or entity being a “Person”), or any other circumstance. This opinion letter is limited to the matters expressly stated herein and no opinions are to be inferred or may be implied beyond the opinions expressly set forth herein.

We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references made to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act.

Very truly yours,

BELL, BOYD & LLOYD LLC